--------------------------------------------------------------------------------






                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                               September 26, 2005
                            (Date of report; date of
                            earliest event reported)


                         Commission file number: 1-3754


                      GENERAL MOTORS ACCEPTANCE CORPORATION
             (Exact name of registrant as specified in its charter)


                   Delaware                                38-0572512
        (State or other jurisdiction of                 (I.R.S. Employer
        incorporation or organization)                 Identification No.)


                             200 Renaissance Center
                         P.O. Box 200 Detroit, Michigan
                                   48265-2000
                    (Address of principal executive offices)
                                   (Zip Code)

                                 (313) 556-5000
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))





--------------------------------------------------------------------------------

Item  8.01  Other Events

On September 26, 2005, Fitch Ratings (Fitch) downgraded the senior unsecured debt rating of General Motors Acceptance Corporation (GMAC) to BB from BB+, and has affirmed the short-term debt rating at B. The rating outlook remains negative. In addition, Fitch downgraded the senior unsecured debt rating of Residential Capital Corporation, a wholly owned subsidiary of GMAC, to BBB- from BBB, and the short-term debt rating to F3 from F2. The rating outlook is negative. The following is Fitch's related press release.


Fitch Downgrades GMAC & ResCap; Outlook Remains Negative
26 Sep 2005 3:38 PM (EDT)


Fitch Ratings-New York-September 26, 2005: Concurrent with Fitch Ratings' downgrade of General Motors Corp. (GM) today, Fitch has downgraded GMAC's senior unsecured debt rating to 'BB' from 'BB+'. In addition, Fitch has downgraded Residential Capital Corp.'s (ResCap) senior unsecured rating to 'BBB-' from 'BBB'. Fitch has affirmed the short-term 'B' ratings of GMAC and lowered the short-term ratings of ResCap to 'F3' from 'F2'. Lastly, Fitch has revised the Rating Watch status on GMAC Commercial Mortgage Bank to Positive from Evolving. The Rating Outlook for GMAC, ResCap and related entities remains Negative. Approximately $104 billion of senior unsecured debt is affected by this action. A detailed list of ratings follows at the end of this release.

Today's action on GMAC solely reflects its linkages with GM. Despite competitive and structural issues at GM, GMAC's own operating performance has fared much better, reflecting in part, the benefits of diversification from its mortgage and insurance businesses. In addition, Fitch recognizes GMAC's relatively sound liquidity profile over the near term, augmented by GMAC's recent whole-loan agreement with Bank of America.

The rating action on ResCap solely reflects its ownership by GMAC. While Fitch continues to believe that ResCap maintains investment grade fundamentals, its ownership by GMAC is a limiting factor in terms of rating notching. At present, Fitch would allow for up to two notches between the ratings of ResCap and GMAC. Although Fitch does not differentiate the ratings of GM and GMAC currently, Fitch would consider a ratings distinction similar to ResCap in accordance with Fitch's criteria for parent and financial subsidiary relationships.

The Rating Watch status on GMAC Commercial Mortgage Bank was revised to Positive from Evolving reflecting the expected partial spin-off from GMAC and Fitch's view of the resulting financial profile of GMAC Commercial Holding Corp., the parent company of GMAC Commercial Mortgage Bank. Fitch anticipates resolving the Rating Watch on GMAC Commercial Mortgage Bank at the time the spin-off closes, expected later this year.

Ratings lowered with a Negative Rating Outlook:

General Motors Acceptance Corp.

GMAC International Finance B.V.

General Motors Acceptance Corp., Australia

General Motors Acceptance Corp. of Canada Ltd.

GMAC Bank GmbH

General Motors Acceptance Corp. (N.Z.) Ltd.

GMAC Commercial Funding Asia K.K. (formerly GMAC Commercial Mortgage Japan K.K.)

--Senior debt to 'BB' from 'BB+'.

Residential Capital Corp.

GMAC Bank

--Senior debt to 'BBB-' from 'BBB'.

S-T ratings lowered:

Residential Capital Corp.

GMAC Bank

--Short-term to 'F3' from 'F2'.

Ratings affirmed:

General Motors Acceptance Corp.

GMAC International Finance B.V.

General Motors Acceptance Corp., Australia

General Motors Acceptance Corp. of Canada Ltd.

GMAC Bank GmbH

General Motors Acceptance Corp. (N.Z.) Ltd.

GMAC Commercial Funding Asia K.K. (formerly GMAC Commercial Mortgage Japan K.K.)

General Motors Acceptance Corp. (U.K.) Plc

GMAC Australia Finance

--Short-term 'B'.

GMAC Bank

--Individual 'B/C'.

Rating Watch revised to Positive from Evolving:

GMAC Commercial Mortgage Bank

--Long-term deposits 'BB+';

--Senior debt 'BB+' ;

--Short-term deposits 'B';

--Short-term 'B';

--Individual 'B/C';

--Support '3'.

GMAC Commercial Mortgage Bank Europe, plc

--short-term ratings 'F3'.

GMAC Commercial Mortgage Funding, plc

--Long-term ratings 'BB+'.

New rating assigned:

GMAC Bank

--Long-term deposits 'BBB'

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     GENERAL MOTORS ACCEPTANCE CORPORATION
                                     -------------------------------------
                                     (Registrant)



Dated:        September 27, 2005     /s/  SANJIV KHATTRI
              ------------------     -------------------------------------
                                     Sanjiv Khattri
                                     Executive Vice President,
                                     Chief Financial Officer and Director


Dated:        September 27, 2005     /s/  LINDA K. ZUKAUCKAS
              ------------------     -------------------------------------
                                     Linda K. Zukauckas
                                     Vice President and Corporate Controller